Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On March 26, 2007, pursuant to the Share Purchase Agreement dated March 13, 2007 (the “Share Purchase Agreement”) by and among Nuance Communications, Inc., a Delaware corporation (“Nuance” or “the Company”), Bethany Advisors, Inc., Focus Softek India (Private) Limited, and U.S. Bank National Association, as Escrow Agent, the Company acquired Bluestar Resources Limited, parent of Focus Enterprises Limited and Focus Infosys India Private Limited (“Focus”), for a total purchase consideration of $59,041,000 including $54,477,000 in cash, the assumption of $1,764,000 of debt and estimated transaction costs of $2.8 million. The merger has been accounted for as a purchase of a business. These unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values. Therefore, the actual amounts recorded as of the completion of the allocation of the purchase price may differ materially from the information presented in these unaudited pro forma condensed combined financial statements.
On March 31, 2006, pursuant to the Agreement and Plan of Merger dated as of February 8, 2006 (the “Dictaphone Merger”), Nuance Communications, Inc. acquired Dictaphone Corporation (“Dictaphone”) in exchange for $359,240,000 plus the return of certain cash on Dictaphone’s balance sheet, as defined in the Dictaphone Merger Agreement. At the effective time of the merger, each share of common stock of Dictaphone converted into the right to receive the per share merger consideration. The merger was accounted for as a purchase of a business.
On March 31, 2006 the Company entered into a new senior secured credit facility (the “2006 Credit Facility”). The 2006 Credit Facility was used to fund a portion of the Aggregate Dictaphone Merger Consideration. On April 5, 2007 the Company entered into (a) an Amended and Restated Credit Agreement, to the 2006 Credit Facility (the “Credit Agreement”) and (b) an Amendment Agreement between the Company and the lenders and syndication agents (“Amendment”). The Credit Agreement and the Amendment provide for the amendment and restatement of the Company’s 2006 Credit Facility, which jointly are referred to as the “2007 Expanded Facility”. The 2007 Expanded Facility includes $90 million of additional term debt resulting in a $442 million term facility due in March 2013 and a $75 million revolving credit facility due in March 2012.
Borrowings under the 2007 Expanded Facility bear interest at a rate equal to the applicable margin plus, at the Company’s option, either (a) a base rate (which is the higher of the corporate base rate of UBS AG, Stamford Branch, or the federal funds rate plus 0.50% per annum) or (b) a LIBOR rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in U.S. dollars. The applicable margin for borrowings under the 2007 Expanded Facility ranges from 0.50% to 1.25% per annum with respect to base rate borrowings and from 1.50% to 2.25% per annum with respect to LIBOR-based borrowings, depending upon the Company’s leverage ratio. As of December 31, 2006, the Company’s applicable margin is 1.00% for base rate borrowings and 2.00% for LIBOR-based borrowings. The Company is required to pay a commitment fee for unutilized commitments under the revolving credit facility at a rate ranging from 0.375% to 0.50% per annum, based upon our leverage ratio.
The Credit Agreement contains customary covenants, including, among other things, covenants that in certain cases restrict the ability of Nuance and its subsidiaries to incur additional indebtedness, create or permit liens on assets, enter into sale-leaseback transactions, make loans or investments, sell assets, make acquisitions, pay dividends, repurchase stock. The Credit Agreement also contains customary events of default, including failure to make payments, failure to observe covenants, breaches of representations and warranties, defaults under certain other material indebtedness, failure to satisfy material judgments, a change of control and certain insolvency events.
The following tables show summary unaudited pro forma financial information as if Nuance, Dictaphone, and Bluestar had been combined as of October 1, 2005 for statement of operations purposes and as if Nuance and Bluestar had been combined for balance sheet purposes as of December 31, 2006. Dictaphone is included in Nuance’s consolidated balance sheet and statement of operations as of, and for the three month period ended, December 31, 2006 which were included in Nuance’s Form 10-Q for the quarterly period ended, December 31, 2006.
The unaudited pro forma combined financial information of the Nuance, Dictaphone, and Bluestar is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisitions of Bluestar and Dictaphone are derived from the preliminary purchase price allocations.
The historical financial information of Bluestar as of and for the year ended December 31, 2006 is as reported in the audited financial statements which are filed as exhibit 99.1 to this Form 8-K/A.

A summary of the preliminary purchase price allocation as of February 28, 2007 for the acquisition of Bluestar is as follows (in thousands):

Estimated Purchase Consideration
Cash	$54,477
Assumption of Debt	1,764
Transaction Costs	2,800

Total Estimated Purchase Consideration	$59,041

Preliminary Allocation of Purchase Consideration
Current Assets	$4,917
Property & Equipment	1,369
Other Assets	444
Identifiable Intangible Assets	23,700
Goodwill	31,204

Total Assets Acquired	61,634

Current Liabilities	(1,908)
Long-Term Liabilities	(685)

Total Liabilities Assumed	(2,593)

$59,041

Current assets acquired primarily relate to cash and accounts receivable and other assets acquired consist primarily of refundable deposits. Current liabilities assumed primarily relate to payables to employees and accounts payable. Long term liabilities assumed consist primarily of non-current obligations under capital leases.
The preliminary purchase price allocation has identified the following intangible assets acquired. The respective periods over which these assets will be amortized are presented below (in thousands):

		ESTIMATED
	AMOUNT	USEFUL LIFE
		(in years)
Core and completed technology	$2,800	7.4
Customer relationships	19,800	9.5
Non-compete agreements	1,100	6.0

	$23,700

The amount assigned to identifiable intangible assets acquired was based on their respective fair values determined as of the acquisition date. Intangible assets resulting from core and completed technology as well as non-compete agreements will be amortized over their respective estimated useful lives. Intangible assets resulting from customer relationships are amortized based upon patterns in which the economic benefits of customer relationships are expected to be utilized. The preliminary excess of the purchase price over the tangible and identifiable assets was recorded as goodwill and amounted to approximately $31,204,000. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS No. 142.
The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2005 for the income statement or as of December 31, 2006 for the balance sheet, nor are the data necessarily indicative of future operating results or financial position.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2006

	Historical	Historical			Nuance and	Historical
	Nuance	Dictaphone			Dictaphone	Bluestar
	for the 12 months	for the 6 months	Pro Forma		Pro Forma	for the 12 months	Pro Forma		Pro Forma
	ended 9/30/06 (A)	ended 3/31/06 (B)	Adjustments		Combined	ended 12/31/06 (C)	Adjustments		Combined
	(in thousands, except per share amounts)
Product and licensing	$235,825	$35,479	$(175	)(5)	$271,129	$—	$—		$271,129
Professional services, subscription and hosting	81,320	8,013			89,333	18,818	(2,535	)(1)	105,616
Maintenance and support	71,365	38,513			109,878	—			109,878

Total revenue	388,510	82,005	(175)		470,340	18,818	(2,535)		486,623

Costs and expenses:
Cost of product and licensing	31,394	22,187	(175	)(5)	53,406	—			53,406
Cost of professional services, subscription and hosting	59,015	8,480			67,495	9,947	(2,535	)(1)	74,907
Cost of maintenance and support	17,723	8,490			26,213	—			26,213
Cost of revenue from amortization of intangible assets	12,911	1,570	83	(6)	14,564	—	379	(2)	14,943

Total cost of revenue	121,043	40,727	(92)		161,678	9,947	(2,156)		169,469

Gross Margin	267,467	41,278	(83)		308,662	8,871	(379)		317,154

Operating expenses:
Research and development	59,403	4,056			63,459	—			63,459
Sales and marketing	128,412	17,700			146,112	577			146,689
General and administrative	55,343	16,371			71,714	3,127			74,841
Amortization of other intangible assets	17,172	2,029	3,610	(6)	22,811	—	3,977	(2)	26,788
Merger expense	—	22,379			22,379	—			22,379
Cost of and loss related to sale of divisions	—	2,367			2,367	—			2,367
Restructuring and other charges (credits), net	(1,233)	—			(1,233)	—			(1,233)

Total operating expenses	259,097	64,902	3,610		327,609	3,704	3,977		335,290

Income (loss) from operations	8,370	(23,624)	(3,693)		(18,947)	5,167	(4,356)		(18,136)
Interest income	3,305	447			3,752	—	—		3,752
Interest expense	(17,614)	(180)	(13,768	)(7)	(31,562)	(171)	(4,760	)(3)	(36,493)
Other (expense) income, net	(1,132)	171			(961)	(586)			(1,547)

Income (loss) before income taxes	(7,071)	(23,186)	(17,461)		(47,718)	4,410	(9,116)		(52,424)
Provision for income taxes	15,144	453			15,597	726			16,323

Income (loss) before cumulative effect of accounting change	(22,215)	(23,639)	(17,461)		(63,315)	3,684	(9,116)		(68,747)
Cumulative effect of accounting change	672	—			672	—			672

Net income (loss)	$(22,887)	$(23,639)	$(17,461)		$(63,987)	$3,684	$(9,116)		$(69,419)

Basic and diluted earnings per share
Loss before cumulative effect of accounting change	$(0.13)				$(0.38)				$(0.41)
Cumulative effect of accounting change	$(0.01)				$(0.01)				$(0.01)

Net loss per share	$(0.14)				$(0.39)				$(0.42)

Weighted average common shares outstanding:
Basic and diluted	163,873				163,873				163,873

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in Nuance’s annual report on Form 10-K, as filed with the SEC.

(B)	Derived from Dictaphone’s unaudited financial information for the period from October 1, 2005 through March 31, 2006 (date of acquisition).

(C)	As derived from Bluestar Resources Limited audited financial statements for the twelve months ended December 31, 2006. Operating expenses include management’s allocation between sales and marketing and general and administrative expense.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended December 31, 2006

	Historical	Historical
	Nuance	Bluestar
	for the 3 months	for the 3 months	Pro Forma		Pro Forma
	ended 12/31/06 (A)	ended 12/31/06 (B)	Adjustments		Combined
	(in thousands, except per share amounts)
Product and licensing	$75,740	$—	$—		$75,740
Professional services, subscription and hosting	27,965	5,260	(618	)(1)	32,607
Maintenance and support	29,716	—			29,716

Total revenue	133,421	5,260	(618)		138,063

Costs and expenses:
Cost of product and licensing	10,211				10,211
Cost of professional services, subscription and hosting	20,553	2,824	(618	)(1)	22,759
Cost of maintenance and support	6,979				6,979
Cost of revenue from amortization of intangible assets	2,886		95	(2)	2,981

Total cost of revenue	40,629	2,824	(523)		42,930

Gross Margin	92,792	2,436	(95)		95,133

Operating expenses:
Research and development	16,512				16,512
Sales and marketing	43,861	187			44,048
General and administrative	15,385	1,234			16,619
Amortization of other intangible assets	5,150		994	(2)	6,144

Total operating expenses	80,908	1,421	994		83,323

Income from operations	11,884	1,015	(1,089)		11,810
Interest income	1,405				1,405
Interest expense	(7,688)	(50)	(1,190	)(3)	(8,928)
Other expense, net	(517)	(14)			(531)

Income before income taxes	5,084	951	(2,279)		3,756
Provision for income taxes	6,319	156			6,475

Net income(loss)	$(1,235)	$795	$(2,279)		$(2,719)

Basic and diluted earnings per share
Net loss per share	$(0.01)				$(0.02)

Weighted average common shares outstanding:
Basic and diluted	169,505				169,505

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in Nuance’s unaudited statement of operations included in its Form 10-Q for the three months ended December 31, 2006, as filed with the SEC.

(B)	Derived from Bluestar Resources Limited unaudited financial information for the three months ended December 31, 2006.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
December 31, 2006

	Historical	Historical	Pro Forma		Pro Forma
	Nuance (A)	Bluestar (B)	Adjustments		Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$129,723	$366	$(3,450	)(4A)	126,639
Accounts receivable, net	125,202	3,669	(205	)(4D)	128,666
Amounts due from related parties	—	6,639			6,639
Acquired unbilled accounts receivable	13,603	—			13,603
Inventories, net	8,060	—			8,060
Prepaid expenses and other current assets	14,621	304			14,925
Deferred tax assets	429	58			487

Total current assets	291,638	11,036	(3,655)		299,019

Land, building and equipment, net	30,888	1,233			32,121
Goodwill	705,393	—	34,741	(4E)	740,134
Other intangible assets, net	217,189	—	23,700	(4B)	240,889
Other long-term assets	23,672	465	1,500	(4G)	25,637

Total assets	$1,268,780	$12,734	$56,286		$1,337,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$3,974	$826			4,800
Accounts payable	34,505	558	$(205	)(4D)	34,858
Accrued expenses	55,907	1,170			57,077
Current portion of accrued business combination costs	13,651	—			13,651
Deferred maintenance revenue	62,781	—			62,781
Unearned revenue and customer deposits	36,047	—			36,047
Deferred acquisition payments, net	17,423	—			17,423
Deferred tax liabilities	—	1,196	8,995	(4F)	10,191

Total current liabilities	224,288	3,750	8,790		236,828

Long-term debt and obligations under capital leases, net of current portion	349,087	503	55,977	(4G)	405,567
Accrued business combination costs, net of current portion	42,905	—			42,905
Deferred maintenance revenue, net of current portion	10,849	—			10,849
Deferred tax liability	20,948	—			20,948
Other liabilities	22,499	—			22,499

Total liabilities	670,576	4,253	64,767		739,596

Commitments and contingencies
Preference shares issued by a subsidiary	—	650	(650	)(4C)	—
Stockholders’ equity:
Preferred stock	4,631	—			4,631
Common stock	176	10	(10	)(4C)	176
Receivable from shareholder	—	(10)	10	(4C)	—
Additional paid-in capital	794,911	780	(780	)(4C)	794,911
Treasury stock, at cost	(12,886)	—	—	(4C)	(12,886)
Accumulated other comprehensive income	2,733	236	(236	)(4C)	2,733
Accumulated deficit	(191,361)	6,815	(6,815	)(4C)	(191,361)

Total stockholders’ equity	598,204	7,831	(7,831)		598,204

Total liabilities and stockholders’ equity	$1,268,780	$12,734	$56,286		$1,337,800

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in Nuance’s unaudited balance sheet included in its quarterly report on Form 10-Q for the three months ended December 31, 2006, as filed with the SEC.

(B)	As reported in Bluestar Resources Limited audited balance sheet as of December 31, 2006. The classification of certain accounts has been aggregated to conform to the presentation of the accounts of Nuance.

NUANCE COMMUNICATIONS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The allocation of the purchase price relating to these acquisitions is preliminary, pending the finalization of the Company’s review of certain of the accounts and the finalization of the appraisal of identifiable intangible assets.
Bluestar and the Amendment and Credit Facility
(1) Adjustment to eliminate intercompany professional services, subscription and hosting revenue and cost of professional services, subscription and hosting revenue totaling $2,535,000 and $618,000 for the year ended September 30, 2006 and the three months ended December 31, 2006, respectively.
(2) Adjustment to record amortization expense of $4,356,000 and $1,089,000 for the identifiable intangible assets associated with the Bluestar acquisition for the twelve months ended September 30, 2006 and the three months ended December 31, 2006, respectively, as if the acquisition had occurred on October 1, 2005. Core and completed technology are amortized to cost of revenue while customer relationships and non-compete agreements are amortized to operating expenses.
(3) Adjustment to record interest expense of $4,760,000 and $1,190,000 for the year ended September 30, 2006 and the three months ended December 31, 2006, respectively, associated with the debt issued in connection with the Bluestar acquisition based on an interest rate of 8.5%. A change of 0.25% in the interest rate would result in an annualized change of $139,900 in interest expense.
(4) Adjustments to record the fair value of the assets acquired and the liabilities assumed of Bluestar, subject to adjustment pending the completion of a post-closing review of these accounts. Adjustments assume the acquisition was consummated December 31, 2006 and include the following:
(A) Adjustment to record $2,800,000 for transaction fees paid, which include legal, accounting and tax fees, investment bankers’ fees, intellectual property filing fees and due diligence fees incurred by Nuance. These transaction fees are included in the total estimated purchase consideration. Adjustment to record $650,000 of cash paid to retire preference shares. The Company purchased the outstanding shares of Bluestar through the payment of $54,477,000 in cash, these funds were replenished through the receipt of funds under the Amendment to the 2006 Credit Facility.
(B) Adjustment to record the fair value of intangible assets acquired totaling $23,700,000.
(C) Adjustment to Bluestar historical data made to eliminate of $7,831,000 of stockholders’ equity and $650,000 of preference shares.
(D) Adjustment to eliminate $205,000 of accounts receivable/accounts payable between Nuance and Bluestar.
(E) Adjustment to record goodwill of $34,741,000 (assuming for the purpose of these pro forma financial statements that the acquisition had been consummated on December 31, 2006) as a result of the purchase consideration in excess of the fair value of assets acquired and liabilities assumed.
(F) Adjustment to record $8,995,000 of deferred tax liability related to acquired identifiable intangible assets.
(G) Adjustment to record $55,977,000 of debt which includes $1,500,000 of issuance costs.
Dictaphone and the 2006 Credit Facility
(5) Adjustment to eliminate intercompany product license revenue and cost of product license revenue totaling $175,000 for the six months ended March 31, 2006.
(6) Adjustment to record amortization expense of $7,292,000 for the identifiable intangible assets associated with the Dictaphone acquisition, partially offset by an adjustment to eliminate amortization expense of $3,599,000 related to intangible assets of Dictaphone which existed prior to the acquisition for the year ended September 30, 2006 as if the acquisition had occurred on October 1, 2005.
(7) Adjustment to record interest expense of $13,768,000 for the year ended September 30, 2006 and related to funds borrowed under the 2006 Credit Facility. This expense assumes an interest rate of 7.0% and also includes the proportional amortization of the $9.0 million of debt issuance costs. The rate as of December 31, 2006 was 7.32%, a change of 0.25% in the interest rate would result in an annualized change of $883,100 in interest expense.